Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-205363) of CB Financial Services, Inc. and Subsidiary of our report dated March 17, 2021, relating to the consolidated financial statements, which appears in the annual report on Form 10-K for the year ended December 31, 2020.

/s/ Baker Tilly US, LLP

Baker Tilly US, LLP (formerly known as Baker Tilly Virchow Krause, LLP)
Pittsburgh, Pennsylvania
March 17, 2021